Exhibit 4.2

KINDER MORGAN FINANCE COMPANY LLC

OFFICERS' CERTIFICATE
PURSUANT TO SECTION 2.01 OF INDENTURE

Each of the undersigned, David D. Kinder and Joseph Listengart, the Vice President and Treasurer and Vice President and Secretary, respectively, of Kinder Morgan Finance Company LLC, a Delaware limited liability company ("Finance Company"), does hereby establish the terms of a series of senior Notes of Finance Company under the Indenture, dated as of December 20, 2010 (the "Indenture"), among Finance Company, Kinder Morgan, Inc., a Kansas corporation ("KMI"), as guarantor, and U.S. Bank National Association, as trustee (the "Trustee"), pursuant to resolutions adopted by the sole member of Finance Company on December 1, 2010 and in accordance with Section 2.01 of the Indenture, as follows:

1.           The titles of the Notes shall be "6.000% Senior Notes due 2018" (the "2018 Notes");

2.           The aggregate principal amount of the 2018 Notes which initially may be authenticated and delivered under the Indenture shall be limited to a maximum of $750,000,000, except for 2018 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2018 Notes pursuant to the terms of the Indenture, and except that any additional principal amount of the 2018 Notes may be issued in the future without the consent of Holders of the 2018 Notes so long as such additional principal amount of 2018 Notes is authenticated as required by the Indenture;

3.           The 2018 Notes shall be issued on December 20, 2010; the principal of the 2018 Notes shall be payable on January 15, 2018; the 2018 Notes will not be entitled to the benefit of a sinking fund;

4.           The 2018 Notes shall bear interest at the rate of 6.000% per annum, which interest shall accrue from December 20, 2010, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, which dates shall be January 15 and July 15 of each year, and such interest shall be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2011, to holders of record at the close of business on the January 1 or July 1, respectively, next preceding each such Interest Payment Date;

5.           The principal of, premium, if any, and interest on, the 2018 Notes shall be payable at the office or agency of Finance Company maintained for that purpose in the Borough of Manhattan, New York, New York; provided, however, that at the option of Finance Company, payment of interest may be made from such office in the Borough of Manhattan, New York, New York by check mailed to the address of the person entitled thereto as such address shall appear in the register of Holders. If at any time there shall be no such office or agency in the Borough of Manhattan, New York, New York, where the 2018 Notes may be presented or surrendered for payment, Finance Company shall forthwith designate and maintain such an office or agency in the Borough of Manhattan, New York, New York, in order that the 2018 Notes shall at all times be payable in the Borough of Manhattan, New York, New York.  Finance

Company hereby initially designates the Corporate Trust Office of the Trustee in the Borough of Manhattan, New York, New York, as one such office or agency;

6.           U.S. Bank National Association is appointed as the Trustee for the 2018 Notes, and U.S. Bank National Association, and any other banking institution hereafter selected by the officers of Finance Company, are appointed agents of Finance Company (a) where the 2018 Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon Finance Company in respect of the 2018 Notes or the Indenture may be made or served and (c) where the 2018 Notes may be presented for payment of principal and interest;

7.           The 2018 Notes will be redeemable, at Finance Company's option, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days notice mailed to each Holder of the 2018 Notes to be redeemed at the Holder's address appearing in the register of Holders, at a price equal to 100% of the principal amount of the 2018 Notes to be redeemed plus accrued interest to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date, plus a make-whole premium, if any.  In no event will the Redemption Price ever be less than 100% of the principal amount of the 2018 Notes being redeemed plus accrued interest to the Redemption Date.

The amount of the make-whole premium on any 2018 Note, or portion of a 2018 Note, to be redeemed will be equal to the excess, if any, of:

(1)	the sum of the present values, calculated as of the Redemption Date, of:

•
each interest payment that, but for the redemption, would have been payable on the 2018 Note, or portion of a 2018 Note, being redeemed on each interest payment date occurring after the Redemption Date, excluding any accrued interest for the period prior to the Redemption Date; and

•	the principal amount that, but for the redemption, would have been payable at the stated maturity of the 2018 Note, or portion of a 2018 Note, being redeemed;

over

(2)	the principal amount of the 2018 Note, or portion of a 2018 Note, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated for each series by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus 0.500%.

The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by Finance Company.  If Finance Company fails to make that appointment at least 30 business days prior to the redemption date, or if the institution so appointed is unwilling or unable to make the calculation, the financial institution named in the 2018 Notes will make the calculation. If the financial institution named in the 2018 Notes is

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unwilling or unable to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

For purposes of determining the make-whole premium, Treasury Yield refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the 2018 Notes to be redeemed, calculated to the nearer 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable redemption date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the 2018 Notes to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the 2018 Notes to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

If less than all of the 2018 Notes are to be redeemed, the Trustee will select the 2018 Notes to be redeemed by a method that the Trustee deems fair and appropriate. The Trustee may select for redemption 2018 Notes and portions of 2018 Notes in amounts of $1,000 or whole multiples of $1,000.

8.           Payment of principal of, and interest on, the 2018 Notes shall be without deduction for taxes, assessments or governmental charges paid by Holders of the 2018 Notes;

9.           The 2018 Notes are approved in the form attached hereto as Exhibit A and shall be issued upon original issuance in whole in the form of one or more book-entry Global Securities, and the Depositary shall be The Depository Trust Company; and

10.           The 2018 Notes shall be entitled to the benefits of the Indenture, including the covenants and agreements of Finance Company and KMI set forth therein, except to the extent expressly otherwise provided herein or in the 2018 Notes.

Any initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

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IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name this 20th day of December, 2010.

/s/ David D. Kinder
David D. Kinder
Vice President and Treasurer

/s/ Joseph Listengart
Joseph Listengart
Vice President and Secretary

 EXHIBIT A

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A.  THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (a) (1), (2), (3) OR (7) OF THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR THE GUARANTOR OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

CUSIP: 49456A AA1
ISIN: US49456AAA16
6.000% Senior Note due 2018
No.	$
KINDER MORGAN FINANCE COMPANY LLC

promises to pay to Cede & Co. or registered assigns,

the principal sum of                                                DOLLARS or such lesser amount as indicated on the schedule of exchanges of interests in this Global Note on January 15, 2018.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:  January 15 and July 15

Record Dates:  January 1 and July 1

Dated:  December 20, 2010

KINDER MORGAN FINANCE COMPANY LLC

By:
  Name:
  Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
  as Trustee

By:________________________________
Authorized Signatory

GUARANTEE

For value received, the Guarantor (which term includes any successor Person in such capacity under the Indenture) hereby unconditionally guarantees to the Holder of this Note the cash payments of principal of, premium, if any, and interest on this Note in the amounts and at the times when due, subject to any applicable grace period, and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, all in accordance with and subject to the terms and limitations of this Note and Article 12 of the Indenture.

KINDER MORGAN, INC.,
as Guarantor

By:
  Name:
  Title:

[Back of Note]

6.000% Senior Note due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Kinder Morgan Finance Company LLC, a Delaware limited liability company (the "Company"), promises to pay interest on the principal amount of this Note at 6.000% per annum until Maturity.  The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and without any interest or other payment in respect of any such delay (each, an "Interest Payment Date").  Interest on the Notes of this series will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be July 15, 2011.  The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the interest rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months, and the amount of interest for any partial month will be computed on the days elapsed for such month.

(2)           Method of Payment.  The Company will pay interest on the Notes of this series (except defaulted interest) to the Persons who are registered Holders of such Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest.  The Notes of this series will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on all Global Notes.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Company shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York.  The Company or any of its Subsidiaries may act in any such capacity.

(4)           Indenture. This Note is one of a duly authorized issue of securities of the Company (the "Notes"), issued and to be issued in one or more series under an Indenture dated as of December 20, 2010 (the "Indenture"), among the Company, the Guarantor and U.S. Bank National Association, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes

and of the terms upon which the Notes are, and are to be, authenticated and delivered.  As provided in the Indenture, the Notes may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted.  The Indenture does not limit the amount of Notes of this series that can be issued, and additional Notes of this series may be issued as provided in the Indenture without the consent of Holders.  This Note is one of the series designated on the face hereof.

(5)           Optional Redemption. The Notes of this series will be redeemable, at the option of the Company, in whole or in part, at any time and from time to time prior to Maturity, upon not less than 30 and not more than 60 days notice mailed to each Holder of such Notes to be redeemed at the Holder's address appearing in the register of the Notes of this series, at a price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued interest to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date, plus a make-whole premium, if any. In no event will the Redemption Price ever be less than 100% of the principal amount of the Notes of this series being redeemed plus accrued interest to the Redemption Date.

The amount of the make-whole premium on any Note, or portion of a Note, of this series to be redeemed will be equal to the excess, if any, of:

(1)            the sum of the present values, calculated as of the Redemption Date, of:

•
each interest payment that, but for the redemption, would have been payable on the Note, or portion of a Note, of this series being redeemed on each Interest Payment Date occurring after the Redemption Date, excluding any accrued interest for the period prior to the Redemption Date; and

•	the principal amount that, but for the redemption, would have been payable at the Stated Maturity of the Note, or portion of a Note, of this series being redeemed;

over

(2)            the principal amount of the Note, or portion of a Note, being redeemed.

The present value of interest and principal payments referred to in clause (1) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield, as defined below, plus 0.500%.

The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to make that appointment at least 30 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make the calculation, the calculation will be made by one of Barclays Capital Inc. or Citigroup Global Markets Inc. If neither of Barclays Capital Inc. or

Citigroup Global Markets Inc. is willing or able to make the calculation, an independent investment banking institution of national standing appointed by the Trustee will make the calculation.

For purposes of determining the make-whole premium, "Treasury Yield" refers to an annual rate of interest equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes of this series to be redeemed, calculated to the nearer 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date.

The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term of the Notes of this series to be redeemed, then the Treasury Yield will be equal to that weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term of the Notes of this series to be redeemed and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term, in each case as set forth in the H.15 Statistical Release. Any weekly average yields so calculated by interpolation will be rounded to the nearer 0.01%, with any figure of 0.0050% or more being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

If fewer than all of the Notes of this series are being redeemed, the Trustee will select the Notes of such series to be redeemed pro rata or by any other method deemed fair by the Trustee. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.  The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 and whole multiples of $1,000 in excess thereof; provided that no Holder may hold Notes in denominations of less than $2,000.

(6)           Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(7)           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(8)           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of each series affected by such amendment or supplement voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes of any series may be waived with respect to the Notes of such series with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series voting as a single class.

(9)           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any Affiliate of the Company, and may otherwise deal with the Company or any Affiliate of the Company, as if it were not the Trustee.

(10)          No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or the Guarantor, as such, will not have any liability for any obligations of the Company under the Notes, the Indenture, the Guarantor's guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(11)          Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12)          Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13)          Cusip Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(14)          Events of Default.  If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.  Upon payment (1) of the amount of principal so declared due and payable, and (2) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

(15)          Limitation on Suits.  As provided in and subject to the provisions of the Indenture, except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes of this series unless such Holder has previously given the Trustee notice that an Event of Default is continuing; Holders of at least 25% in aggregate principal amount of the outstanding Notes of this series have requested the Trustee to pursue the remedy; such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense; the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and Holders of a majority in aggregate principal amount of the outstanding Notes of this series have not given the Trustee a direction inconsistent with such request within such 60-day period.

(16)          Obligation to Pay.  No reference herein to the Indenture and no provision of this Note or of the Indenture shall, without the consent of the Holder, alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place(s) and rate, and in the coin or currency, herein prescribed, except for Section 1.03 of the Indenture (which limits interest to the maximum amount permitted by law), the provisions of which are incorporated herein by reference.

(17)          Global Securities.  This Global Note or portion hereof may not be exchanged for Definitive Notes of this series except in the limited circumstances provided in the Indenture.  The holders of beneficial interests in this Global Note will not be entitled to receive physical delivery of Definitive Notes of this series except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.

(18)          Defeasance; Satisfaction and Discharge. The Indenture contains provisions that relieve the Company and the Guarantor from the obligation to comply with certain restrictive covenants in the Indenture and for satisfaction and discharge at any time of the entire indebtedness upon compliance by the Company or the Guarantor with certain conditions set forth in the Indenture.

(19)          Governing Law.  THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Kinder Morgan Finance Company LLC
500 Dallas Street, Suite 1000
Houston, Texas 77002
Telecopier No.:  (713) 495-2813
Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_____________________________________________________________
(Insert assignee's legal name)

_____________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________

_____________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ as agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________
Your Signature: ________________________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*           Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note of the same series (or in whole for Definitive Notes of the same series), or exchanges of a part of another Global Note of the same series for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian